UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2007

RAZOR RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-51973

(Commission File Number)

N/A

(IRS Employer Identification No.)

1500 Rosecrans Avenue, Suite 500, Manhattan Beach CA 90266

(Address of principal executive offices and Zip Code)

310-706-4009

Registrant's telephone number, including area code

P.O. Box 27581, 650 West 41st Ave., Vancouver, British Columbia, Canada, V5Z 4M4

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective December 20, 2007, the Secretary of State of Nevada accepted for filing a Certificate of Change with respect to a forward stock split of our authorized and issued and outstanding shares of common and preferred stock, as approved by our board of directors on November 16, 2007.

As a result, our authorized capital increased from 70,000,000 shares of common stock with a par value of $0.001 and 5,000,000 shares of preferred stock with a par value of $0.001 to 1,050,000,000 shares of common stock with a par value of $0.001 and 70,000,000 shares of preferred stock with a par value of $0.001. Our issued and outstanding share capital increased from 5,317,000 shares of common stock to 79,755,000 shares of common stock. We currently do not have any preferred shares outstanding.

Item 7.01	Regulation FD Disclosure

The Forward Stock Split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on December 26, 2007 under the new stock symbol “RZOR”. The new CUSIP number is 755235 207.

Item 9.01	Financial Statements and Exhibits.
3.1	Certificate of Change filed with the Secretary of State of Nevada, effective on December 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAZOR RESOURCES INC.

/s/ Jordan Welsh

Jordan Welsh, President

Date: December 27, 2007

CW1524564.1